Exhibit 10.1

FIRST AMENDMENT TO COMMON SHARES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO COMMON SHARES PURCHASE AGREEMENT (this “Amendment”), dated as of June 10, 2025, by and between Five Narrow Lane, L.P., a Delaware limited partnership And/or its assignee and Bristol Capital, LLC, a Delaware limited liability company and/or its assignee (each an “Investor” and together, the “Investors”), and GT Biopharma, Inc. a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

RECITALS

A. The Company and the Investors are parties to that certain Common Shares Purchase Agreement, dated as of May 14, 2025 (the “Purchase Agreement”).

B. Pursuant to Section 10.6 of the Purchase Agreement, the Purchase Agreement may be amended upon the written consent by the Company and the Investors.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1.	Amendment. Section 3.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, (i) Five Narrow Lane, L.P. shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares then beneficially owned by Five Narrow Lane, L.P. and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Five Narrow Lane, L.P. and its affiliates (on an aggregated basis) of more than 4.99% of the outstanding voting power or number of Common Shares, and (ii) Bristol Capital, LLC shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares then beneficially owned by Bristol Capital, LLC and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Bristol Capital, LLC and its affiliates (on an aggregated basis) of more than 9.99% of the outstanding voting power or number of Common Shares (collectively, the “Beneficial Ownership Limitation”). Upon the written request of an Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. The Investors and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

2.	Securities Laws Disclosure. The Company shall, by not later than 8:30 a.m. (local time in New York, New York) on June 11, 2025, file a Current Report on Form 8-K, disclosing the terms of this Amendment, and including a copy of this Amendment (or the form thereof) as an exhibit thereto, with the Commission.

3.	Effect of Amendment. Except as specifically amended herein, all terms of the Purchase Agreement shall remain in full force and effect and are hereby ratified and affirmed. In the event and to the extent of any conflict between the terms of the Purchase Agreement and this Amendment, this Amendment shall control. The Purchase Agreement may not be further amended or modified except as set forth in the Purchase Agreement. Each reference in the Purchase Agreement to the Purchase Agreement shall mean the Purchase Agreement as amended hereby.

4.	Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

5.	Entire Agreement, Amendment and Waiver. This Amendment, together with the Purchase Agreement and the Transaction Documents, constitute the entire agreement of the parties hereto and thereto relating to the subject matter hereof and thereof and supersede all prior and contemporaneous contracts or agreements with respect thereto, whether oral or written. This Amendment may not be amended, modified or supplemented and no waivers of consents to or departures from the provisions hereof may be given except pursuant to a writing signed by all of the parties hereto.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

7.	Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

8.	Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.	Further Assurances. The parties shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Amendment and the transactions contemplated hereby

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

GT Biopharma, Inc.

By:	/s/ Michael Breen
Name:	Michael Breen
Its:	Executive Chairman and Chief Executive Officer

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PURCHASERS:

FIVE NARROW LANE, L.P.

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Its:	Partner

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PURCHASERS:

BRISTOL CAPITAL LLC

By:	/s/ Paul Kessler
Name:	Paul Kessler
Its:	Principal

[Signature Page to Amendment No. 1 to Purchase Agreement]